Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-57263, 333-104114, and 333-152368) of EMC Corporation of our report dated June 23, 2010 relating to the financial statements of the EMC Corporation 401(k) Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts June 23, 2010